UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2008

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-145588	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES

Item 8.01                      Other Events

As mentioned in Orion Marine Group, Inc.’s (the “Company”) earnings conference call on May 8, 2008, the Company experienced margin pressure in the first quarter related to two projects involving dredging services in which trash levels were higher than anticipated.  The Company also mentioned that it expected margin pressure from these projects to continue in the second quarter.  The Company now anticipates the collective second quarter gross profit impact from these two projects will be approximately $2 million dollars. While both projects are expected to be completed in the second quarter, the total impact from the two jobs may impact full year results.  The Company continues to be encouraged about its end markets and the opportunities they present.

As a reminder, the matters discussed in this filing may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, any statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include (i) estimates and forecasts of and assumptions regarding gross profit, gross margin, EBITDA, EBITDA margin, backlog, capital expenditures, and administrative expenses; and (ii) statements regarding projects or contracts in process, in negotiation, pending award, or being bid, including associated anticipated revenues and expected or scheduled completion dates. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, government regulation, and fluctuations in quarterly and other fiscal period operations, that can cause actual results to differ  materially form current expectations, estimates or forecasts. Moreover, past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this filing whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 19, 2008, which is available on its website at www.orionmarinegroup.com or at the SEC’s EDGAR site at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION MARINE GROUP, INC.

_/s/ Mark R. Stauffer________________
By:           Mark R. Stauffer
Title:        Chief Financial Officer